UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 26, 2017

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

At the 2017 annual meeting of shareholders of PRGX Global, Inc. (“PRGX” or the “Company”), held on June 27, 2017 (the “Annual Meeting”), the Company’s shareholders approved the PRGX Global, Inc. 2017 Equity Incentive Compensation Plan (the “Plan”). Under the Plan, the Company may grant awards that include stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, deferred stock, restricted stock units, performance units, performance shares, dividend equivalents, bonus shares, and other stock-based or cash-based awards. All awards granted under the Plan will be governed by separate written agreements between the Company and the participants. The written agreements will specify the terms of the award, including when the award may become vested, exercisable and payable. Subject to the right of the Board of Directors of the Company (the “Board”) to amend or terminate the Plan, the Plan shall remain in effect until the earlier of April 25, 2027 or the date all shares subject to the Plan have been issued and all restrictions on restricted share awards under the Plan have lapsed.

The maximum number of shares of common stock that may be issued pursuant to awards under the Plan is 3,400,000 shares plus that number of shares of common stock subject to awards granted under the Company’s 2008 Equity Incentive Plan (as amended and restated effective April 25, 2014) (the “Pre-Existing Plan”) which become available for use under the Plan as described below after the Plan becomes effective; provided, however, that the total number of shares of common stock that may be delivered pursuant to the exercise of incentive stock options will not exceed 3,400,000. A share of common stock issued in connection with an award under the Plan generally will reduce the total number of shares of common stock available for issuance under the Plan by one. If any awards granted under the Plan or the Pre-Existing Plan expire or are cancelled, terminated or forfeited for any reason other than their exercise, vesting or payment, the shares of common stock subject to such awards will again be available for issuance under the Plan. But, if any shares of common stock subject to an award granted under the Plan or the Pre-Existing Plan are withheld or applied as payment in connection with the exercise of an award or the withholding or payment of taxes related to an award or separately surrendered by the participant for any such purpose, such returned shares of common stock will be treated as having been delivered for purposes of determining the maximum number of shares of common stock available for grant under the Plan and will not again be treated as available for grant under the Plan. In any calendar year, no participant may be granted awards that are intended to constitute “performance-based compensation” that relate to more than 1,000,000 shares (twice that limit for awards that are granted to an eligible person in the calendar year in which the eligible person first commences employment or service) (based on the highest level of performance resulting in the maximum payout). In addition, the maximum dollar value of all awards under the Plan that are intended to constitute “performance-based compensation” that may be granted to a participant in any single calendar year may not exceed $3,000,000 (twice that limit for awards that are granted to an eligible person in the calendar year in which the eligible person first commences employment or service) (based on the highest level of performance resulting in the maximum payout). The maximum number of shares of common stock that may be issued pursuant to awards, the per individual limits on performance-based awards and the terms of outstanding awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Any of the Company’s employees or non-employee consultants, including any employee or non-employee consultant of an Affiliate (as defined in the Plan), and any non-employee member of the Board or any board of directors of an Affiliate, or potential such person, is eligible to receive an award under the Plan (contingent upon commencement of employment or service for any such potential person). However, incentive stock options may only be granted to employees of the

Company or any Subsidiary Corporation (as defined in the Plan). The Compensation Committee (the “Committee”) of the Board will administer the Plan. The Committee has the authority to grant awards to such persons upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate.

A copy of the Plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, the Compensation Committee of the Board, established the material terms for the 2017 short term incentive plan (the “STI Plan”) in which the Company’s principal executive officer, principal financial officer and its other named executive officers will participate. The material terms of the 2017 STI Plan are as follows:

•	Bonus payments, if any, made under the 2017 STI Plan will be based on the Company’s level of achievement of pre-STI Plan bonus adjusted EBITDA from continuing operations and revenue from continuing operations in 2017. The Company must achieve a minimum level of pre-STI Plan bonus adjusted EBITDA (established by the Compensation Committee) and a minimum level of revenue (established by the Compensation Committee) in 2017 before any bonus payments may be made under the 2017 STI Plan.

•	The target bonus amount under the 2017 STI Plan for the Chief Executive Officer is 100% of his base salary, the target bonus amount for the Chief Commercial Officer is 80% of his base salary, the target bonus amount for the Chief Financial Officer and Senior Vice President – Global Client Operations is 65% of their respective base salaries, and the target bonus amount for all other named executive officers is 60% of their respective base salaries.

•	65% of the named executive officers’ target bonus amounts under the 2017 STI Plan will be based on the Company’s 2017 revenue performance (the “Revenue Component”) and 35% of the named executive officers’ target bonus amounts under the 2017 STI Plan will be based on the Company’s 2017 pre-STI Plan bonus adjusted EBITDA performance (the “EBITDA Component”), which components will be calculated independent of each other.

•	At target revenue performance, 100% of the Revenue Component is earned, and 200% of the Revenue Component is earned at maximum revenue performance. At target pre-STI Plan bonus adjusted EBITDA performance, 100% of the EBITDA Component is earned, and if pre-STI Plan bonus adjusted EBITDA exceeds target pre-STI Plan bonus adjusted EBITDA performance, 20% of such excess will be paid to STI Plan participants, with each participant’s share of such excess based on the ratio that the participant’s target bonus amount bears to the sum of the target bonus amounts for all STI Plan participants. It is expected that approximately 50 employees, including the named executive officers, will participate in the 2017 STI Plan.

•

The 2017 STI Plan also includes a post-bonus adjusted EBITDA requirement, which requires bonuses payable under the 2017 STI Plan to be pro-rated downwards (by the same percentage amount) to the extent needed to ensure that the post-bonus adjusted EBITDA of the Company is not less than a minimum amount of adjusted EBITDA as established by the Compensation Committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of PRGX approved all proposals recommended by the Board as described in PRGX’s proxy statement dated May 5, 2017.

With respect to Proposal 1 (election of two Class III directors and one Class I director to serve until the annual meeting of shareholders to be held in 2020 and 2018, respectively, or until their successors are elected and qualified), the nominees were elected by the following votes:

Director	Shares For	Shares Withheld	Broker Non-Votes
Kevin S. Costello	16,869,775	451,050	2,707,899
William F. Kimble	16,874,275	446,550	2,707,899
Matthew A. Drapkin	16,874,230	446,595	2,707,899

The Company’s other continuing directors, Gregory J. Owens, Joseph E. Whitters, Mylle H. Mangum and Ronald E. Stewart, did not stand for election at the Annual Meeting. The term of the continuing directors currently serving in Class I, Messrs. Owens and Whitters, will expire at the 2018 annual meeting of shareholders. The term of the directors currently serving in Class II, Mrs. Mangum and Mr. Stewart, will expire at the 2019 annual meeting of shareholders.

With respect to Proposal 2 (to ratify BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017), 20,002,173 shares, or 99.88% of the votes cast, voted for the proposal, 23,987 shares voted against the proposal, and 2,564 shares abstained from voting on the proposal.

With respect to Proposal 3 (a non-binding advisory vote to approve the Company’s executive compensation), 16,530,149 shares, or 99.59% of the votes cast, voted for the proposal, 67,644 shares voted against the proposal, 723,032 shares abstained from voting on the proposal, and there were 2,707,899 broker non-votes.

With respect to Proposal 4 (a non-binding advisory vote to approve the frequency of the Company’s Say-on-Pay Resolution), (i) 15,447,382 shares, or 89.20% of the votes cast, voted in favor of a Say-on-Pay vote every year; (ii) 412,283 shares, or 2.38% of the votes cast, voted in favor of a Say-on-Pay vote every two years; (iii)1,457,353 shares, or 8.42% of the votes cast, voted in favor of a Say-on-Pay vote every three years; (iv) 3,807 shares abstained from voting on the proposal; and (v) there were 2,707,899 broker non-votes. Based on these results and other factors considered by the Board, the Board has determined that the Company will hold annual Say-on-Pay votes until the Board otherwise determines that a different frequency is in the best interests of the Company. The next non-binding advisory vote regarding the frequency of Say-on-Pay votes is required to be held no later than the Company’s 2023 Annual Meeting of Shareholders, although an earlier vote regarding the frequency of Say-on-Pay votes may be held at the discretion of the Board.

With respect to Proposal 5 (to approve the 2017 Equity Incentive Compensation Plan), 15,954,012 shares, or 92.85% of the votes cast, voted for the proposal, 1,228,323 shares voted against the proposal, 138,490 shares abstained from voting on the proposal, and there were 2,707,899 broker non-votes.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

10.1     PRGX Global, Inc. 2017 Equity Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums Senior Vice President, Secretary and General Counsel

Dated: June 30, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	PRGX Global, Inc. 2017 Equity Incentive Compensation Plan